EXHIBIT 99.1

Great Basin Scientific Announces Third Quarter 2014 Financial Results

Company Completes Initial Public Offering of Common Stock

Hitachi Chemical Makes Strategic Investment

Salt Lake City, UT - November 13, 2014 (PRNewswire) - Great Basin Scientific, Inc. (NASDAQ: GBSN), a molecular diagnostics company focused on the hospital-acquired infection market, today reported financial results for the third quarter ended September 30, 2014.  For the third quarter of 2014, revenue was $409,390, an increase of 83.2% compared to $223,470 for the third quarter of 2013.

Recent Business Highlights

•
Priced its initial public offering (IPO), selling 1.15 million units, consisting of 1.15 million shares of common stock and 1.15 million Class A warrants at $7 per unit for gross proceeds of $8.05 million on Oct. 8, 2014

•	Initiated a clinical trial for the Company’s Group B Strep assay in July 2014
•	Strengthened the management team with the addition of Jeffrey Rona as Chief Financial Officer
•	Hitachi Chemical made a strategic investment in the Company, purchasing $3.5 million of the Company’s Series D preferred stock in July 2014
•
Signed a new group purchasing agreement with the Premier Healthcare Alliance to offer the Toxigenic C. difficile assay to its members at specially negotiated pricing on Oct. 1; Premier serves more than 2,500 U.S. hospitals and over 81,000 other healthcare sites, and this agreement allows Premier alliance facilities to implement the Company’s sample-to-result molecular test for C. difficile without individual negotiations

“Hospital laboratories are increasingly choosing the Great Basin system for molecular diagnostic testing, and we believe our strong growth in the first three quarters of the year is due to Great Basin’s unique business model,” said Ryan Ashton, President and Chief Executive Officer of Great Basin Scientific. “We offer our instrument, the analyzer, without upfront capital expense, and our C. diff assay is competitively priced. Therefore our system allows a wider range of hospitals to adopt molecular diagnostics. The ease-of-use of our system, combined with its ability to deliver both low-plex tests and multi-plex panels, gives us a real market advantage. We recently completed our IPO and expanded our management team. We are excited about Great Basin’s continuous growth and will continue to strive to bring value to both our customers and shareholders.”

Third Quarter 2014 Financial Results:

•	Revenue during the three month period ended September 30, 2014, was $409,390 vs. $223,470 for the same period in 2013, which represented an increase of 83.2%
•	The Company ended the quarter with 80 U.S. customers
•	Operating expenses during the three month period ended September 30, 2014, were $2.5 million as compared to $1.9 million in the prior year period, an increase of 31.6%
•	Loss from Operations was $3.0 million for the three months ended September 30, 2014 as compared to $2.3 million for the same period in 2013, an increase of 30.4%
•	Net loss per common share for the three months ended September 30, 2014 was $117.59 per share as compared to $21.02 per share for the third quarter of 2013, an increase of 459.4%
•
Excluding the non-cash derivative liability charge, adjusted net loss per common share for the three months ended September 30, 2014 was $22.83 per share as compared to $21.02 per share for the third quarter of 2013, an increase of 8.6%

Third Quarter 2014 Operating Results

Revenue

Revenue increased by $185,920, or 83.2% in the three months ended September 30, 2014 as compared to the three months ended September 30, 2013. This increase was attributable to the increase in the sales of our C. diff products following an increase in the number of our customers.

Cost of Sales

Cost of sales increased $281,639, or 42.6%, for the three months ended September 30, 2014 as compared to the three months ended September 30, 2013.  The increase is attributable to the increased costs associated with manufacturing additional C. diff tests and the depreciation on additional analyzers needed to support the increase in customers. The gross margin increased from (195.7)% for the three months ended September 30, 2013 to (130.2)% for the three months ended September 30, 2014.

Research and Development

Research and development expenses increased by $632,187, or 79.8%, for the three months ended September 30, 2014 as compared to the three months ended September 30, 2013 as we began to ramp up efforts to prepare our next diagnostic test for clinical trials.

Selling and Marketing

Selling and marketing expenses decreased $246,485, or 34.0%, for the three months ended September 30, 2014 as compared to the three months ended September 30, 2013 as we decreased our headcount and sales and marketing activities due to a shortage of analyzers for new customers.

General and Administrative

General and administrative expenses increased $213,131, or 55.4%, for the three months ended September 30, 2014 as compared to the three months ended September 30, 2013 as we increased our business activities, raised additional capital and prepared for an initial public offering.

Interest Expense

Interest expense increased by $223,211, or 282.4%, for the three months ended September 30, 2014 as compared to the three months ended September 30, 2013 due to an increase in interest incurred on our capital lease payments and our letters of credit associated with the analyzer sale-leaseback agreement and interest on our related party note payable.

Liquidity and Capital Resources

As of September 30, 2014, Great Basin had approximately $0.7 million in cash and cash equivalents on hand, as compared to $1.2 million as of December 31, 2013.  On Oct. 8, 2014, subsequent to the end of the third quarter, the Company completed an initial public offering of common stock and warrants that raised gross proceeds of $8.05 million, with net proceeds of approximately $6.4 million after underwriting discounts, commissions and other expenses.  Including the benefit of the recent initial public offering, Great Basin had pro-forma cash of $7.1 million as of September 30, 2014.

Change in Fair Value of Derivative Liability

The change in fair value of derivative liability resulted in a non-cash expense in the amount of $13.9 million for the three months ended September 30, 2014.  The charge is the result of the increase in the fair value of Class A and Class B common warrants as a result of the increase in the value of our common stock during the period as we approached our IPO date.  The warrants had a nominal value at issuance and the previous reporting period.

Non-GAAP Financial Measures

This press release includes the following “non-GAAP financial measures” as defined by the United States Securities and Exchange Commission (SEC): adjusted Net Income and pro-forma cash. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” included in this press release.

Reconciliation of Non-GAAP financial measures

Value of Derivative Liability. The Company excludes the value of the derivative liability because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding operational performance and liquidity. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to peer operating results.

Pro-forma cash.  The Company has included the net proceeds received from the IPO in pro-forma cash because the Company believes that it provides investors with a better understanding of the Company’s liquidity.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
The calculation of Adjusted Net Income follows:	2014	2013	2014	2013
Net loss	$(17,248,524)	$(2,428,417)	$(23,230,902)	$(6,750,136)
Adjustment for change in derivative liability	13,900,400	-	13,900,400	-
Adjusted net loss	$(3,348,124)	$(2,428,417)	$(9,330,502)	$(6,750,136)
Adjusted net loss per common share - basic and diluted	$(22.83)	$(21.02)	$(74.04)	$(58.44)
Weighted average common shares - basic and diluted	146,678	115,510	126,014	115,510

The calculation of Pro-Forma Cash follows:	September 30, 2014
Cash and cash equivalents	$676,471
Net proceeds from initial public offering	$6,400,000
Pro-forma cash and cash equivalents	$7,076,471

About Great Basin Scientific

Great Basin Scientific is a molecular diagnostics company that commercializes breakthrough chip-based technologies. The Company is dedicated to the development of simple, yet powerful, sample-to-result technology and products that provide fast, multiple-pathogen diagnoses of infectious diseases. The Company’s vision is to make molecular diagnostic testing so simple and cost-effective that every patient will be tested for every serious infection, reducing misdiagnoses and significantly limiting the spread of infectious disease. More information can be found on the Company’s website at www.gbscience.com.

Forward-Looking Statements

This press release includes forward-looking statement regarding events, trends and business prospects, which may affect our future operating results and financial position.  Forward-looking statements involve risk and uncertainties, which could cause actual results to differ materially, and reported results should not be considered as an indication of future performance.  These risk and uncertainties include, but are not limited to: (i) our limited operating history and history or losses; (ii) our ability to develop and commercialize new products and the timing of commercialization; (iii) our ability to obtain capital when needed; and (iv) other risks set forth in the Company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.  These forward-looking statements speak only as of the date hereof and Great Basin Scientific specifically disclaims any obligation to update these forward-looking statements, except as required by law.

GREAT BASIN SCIENTIFIC, INC.
CONDENSED BALANCE SHEETS
September 30, 2014 and December 31, 2013
(Unaudited)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash	$676,471	$1,211,423
Accounts receivable, net of allowances of $5,482 and $5,482, respectively	233,426	184,415
Inventory	381,952	320,239
Prepaid and other current assets	895,160	94,421
Total current assets	2,187,009	1,810,498
Intangible assets, net	245,896	334,025
Property and equipment, net	3,529,265	3,703,582
Total assets	$5,962,170	$5,848,105
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,695,497	$874,119
Accrued expenses	858,412	815,814
Current portion of notes payable	48,586	44,601
Notes payable - related party, net of discount of $83,333	416,667	—
Current portion of capital lease obligations	959,403	506,506
Total current liabilities	3,978,565	2,241,040
Notes payable, net of current portion	18,732	55,730
Capital lease obligations, net of current portion	2,435,625	2,042,359
Derivative liability	13,900,400	—
Total liabilities	20,333,322	4,339,129
Commitments and contingencies (see NOTE 10 LEGAL PROCEEDINGS)
Convertible preferred stock:
Series A convertible preferred stock, par value $.001; 119,987,898 and 125,000,000 shares
authorized; 107,881,171 and 117,131,171 shares issued and outstanding, respectively	17,366,539	18,846,539
Series B convertible preferred stock, par value $.001; 59,465,350 and 100,000,000 shares
authorized; 59,465,350 shares issued and outstanding, respectively	9,464,454	9,464,454
Series C convertible preferred stock, par value $.001; 165,877,435 and 210,000,000 shares
authorized; 165,877,435 and 150,989,224 shares issued and outstanding, respectively	4,040,585	3,674,335
Series C-1 convertible preferred stock, par value $.001; 84,027,175 and 100,000,000 shares
authorized; 84,027,175 shares issued and outstanding, respectively	2,067,068	2,067,068
Series D convertible preferred stock, par value $.001; 325,000,000 and 0 shares
authorized; 306,091,710 and 0 shares issued and outstanding, respectively	6,716,765	—
Stockholders' deficit:
Common stock, $.001 par value: 1,800,000,000 and 375,000,000 shares
authorized; 161,760 and 115,510 shares issued and outstanding, respectively	162	116
Additional paid-in capital	11,481,055	9,733,342
Accumulated deficit	(65,507,780)	(42,276,878)
Total stockholders' deficit	(54,026,563)	(32,543,420)
Total liabilities, convertible preferred stock and stockholders' deficit	$5,962,170	$5,848,105

GREAT BASIN SCIENTIFIC, INC.
CONDENSED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2014 and 2013
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues	$409,390	$223,470	$1,160,971	$464,861
Cost of sales	942,334	660,695	2,761,153	1,078,610
Gross loss	(532,944)	(437,225)	(1,600,182)	(613,749)
Operating expenses:
Research and development	1,424,877	792,690	3,265,149	2,678,912
Selling and marketing	479,499	725,984	1,646,782	2,066,479
General and administrative	597,795	384,664	2,004,080	1,257,109
(Gain) loss on sale of assets	-	6,504	(8,166)	22,767
Total operating expenses	2,502,171	1,909,842	6,907,845	6,025,267
Loss from operations	(3,035,115)	(2,347,067)	(8,508,027)	(6,639,016)
Other income (expense):
Interest expense	(314,450)	(82,239)	(819,235)	(114,065)
Interest income	619	889	2,057	2,945
Change in fair value of derivative liability	(13,900,400)	-	(13,900,400)	-
Total other income (expense)	(14,214,231)	(81,350)	(14,717,578)	(111,120)
Loss before provision for income taxes	(17,249,346)	(2,428,417)	(23,225,605)	(6,750,136)
Provision for income taxes	822	-	(5,297)	-
Net loss	$(17,248,524)	$(2,428,417)	$(23,230,902)	$(6,750,136)
Net loss per common share - basic and diluted	$(117.59)	$(21.02)	$(184.35)	$(58.44)
Weighted average common shares - basic and diluted	146,678	115,510	126,014	115,510

GREAT BASIN SCIENTIFIC, INC.
CONDENSED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2014 and 2013
(Unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(23,230,902)	$(6,750,136)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	855,484	549,629
Change in fair value measurement	13,900,400	—
(Gain) loss on sale of assets	(8,166)	22,767
Interest converted to preferred stock	13,129	—
Employee stock compensation	242,696	83,317
Warrant issuance and modifications	25,063	—
Debt discount amortization	16,667	—
Asset disposal	11,124	—
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(49,011)	(46,400)
Increase in inventory	(61,713)	(95,040)
Increase in prepaid and other assets	(269,459)	(29,765)
Increase in accounts payable	360,882	135,029
Increase in accrued liabilities	42,598	415,182
Net cash used in operating activities	(8,151,208)	(5,715,417)
Cash flows from investing activities:
Acquisition of property and equipment	(222,584)	(774,540)
Acquisition of intangible asset	-	(200,000)
Construction of equipment	(479,196)	(1,774,341)
Proceeds from sale of assets	35,000	63,000
Proceeds from sale leaseback	1,500,000	—
Net cash provided by (used in) investing activities	833,220	(2,685,881)
Cash flows from financing activities:
Proceeds from issuance of convertible notes payable	100,000	4,577,688
Proceeds from issuance of convertible notes payable - related party	300,000	—
Proceeds from issuance of preferred stock	6,569,886	—
Proceeds from issuance of notes payable - related party	890,000	—
Proceeds from subscriptions receivable	—	3,288,333
Principal payments of capital leases	(653,837)	(23,677)
Principal payments of notes payable	(390,000)	(24,995)
Principal payments of notes payable -related party	(33,013)	—
Net cash provided by financing activities	6,783,036	7,817,349
Net increase (decrease) in cash	(534,952)	(583,949)
Cash, beginning of the period	1,211,423	1,143,009
Cash, end of the period	$676,471	$559,060
Supplemental disclosures of cash flow information:
Interest paid	$775,666	$10,021
Income taxes paid	$6,447	$—
Supplemental schedule of non-cash investing and financing activities:
Conversion of preferred stock to common stock	$1,480,000	$—
Issuance of preferred stock as debt discount	$100,000	$—
Conversion of note payable to preferred stock	$400,000	$—
Assets acquired through capital leases	$807,272	$—
Initial public offering costs incurred but unpaid	$531,280	$—
Property and equipment included in accounts payable	$70,784	$—

Media Contact:
Martina Schwarzkopf, Ph.D.
Russo Partners, LLC
212.845.4292
martina.schwarzkopf@russopartnersllc.com

Investor Relations Contact:
Bob Yedid
ICR
646.277.1250
Bob.Yedid@icrinc.com